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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 12, 2001





                              AVON PRODUCTS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



            New York                        1-4881               13-0544597
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 (State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)


        1345 Avenue of the Americas
            New York, New York                                  10105-0196
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 (Address of Principal Executive Offices)                      (Zip Code)



                                 (212) 282-5000
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)



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     ITEM 5.        Other Events.

     1. In September 2001 the Company determined that an order management system known as the "FIRST" project would not be implemented and would be abandoned. As a result, the Company will record in the third quarter of 2001 a non-cash charge of approximately $24 million pre-tax (approximately $14 million after-tax, or $0.06 per diluted share) to write off the carrying value of costs related to the abandoned FIRST project. The charge will be separately reported as an Asset Impairment Charge in the Consolidated Statement of Income.

     The non-cash charge includes software development costs, certain hardware, software interfaces and other related costs. Prior to the write-off, the capitalized software was included in Other Assets on the Consolidated Balance Sheet.

     As reported in the Legal Proceedings section of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company has been responding to a formal investigation by the Securities and Exchange Commission ("SEC") and has furnished to the SEC information regarding the FIRST project and a special charge reported by the Company in the first quarter of 1999, which included the write-off of approximately $15 million in pre-tax costs associated with FIRST. The balance of the project's development costs has been carried as an asset until the current period. In connection with the investigation by the SEC, it may be necessary for the Company to restate its financial statements to write off the entire FIRST asset in the first quarter of 1999, as part of a resolution of the investigation or in a contested proceeding. If the Company were to restate its financial statements to write off the FIRST asset in the first quarter of 1999, then the charge recorded in the third quarter of 2001 and other FIRST-related items recorded in prior periods would also be restated.

     2. In 1998, the Argentine tax authorities denied certain past excise tax credits taken by the Company's subsidiary in Argentina and assessed this subsidiary for the corresponding taxes. The Company had been vigorously contesting this assessment through local administrative and judicial proceedings since 1998. In the third quarter of 2001, the Argentine government issued a decree permitting taxpayers to satisfy certain tax liabilities on favorable terms using Argentine government bonds as payment. The Company decided to settle this contested tax assessment by applying for relief under this new government program and purchased bonds to tender in settlement of the aforementioned assessment. As a result, a pre-tax charge of $6.4 million ($3.5 million after-tax, or approximately $0.01 per diluted share) will be included in Other Expense, Net in the Consolidated Statement of Income in the third quarter of 2001.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AVON PRODUCTS, INC.


Dated: October 12, 2001                 By:   /s/ Gilbert L. Klemann, II
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                                        Name:     Gilbert L. Klemann, II
                                        Title:    Senior Vice President,
                                                  General Counsel and Secretary







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